UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 12, 2016

GLORYWIN ENTERTAINMENT GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55100	27-3369810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

20/F, AIA Tower, Nos 251A-301

Avenida Commercial de Macau, Macau
(Address of principal executive offices)

+853 8294-2333
(Registrant's telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2016, the Board of Directors appointed Mr. Xuan Ze Wu as the Company's Deputy Chairman and Managing Director effective from that date.

Mr. Xuan, has been sole director and owner of Shen Zhen Ying Mei Fashion Limited from 2001 to the present. Since 2012, he has also been the sole director and sole owner of Profit Income International Limited and the sole director and owner of Top Honesty Group Limited since January 2016. Prior to 2001, he was a sales executive for The International Group.

There are no understandings or arrangements between Mr. Xuan and any other person pursuant to which Mr. Xuan was selected as the Company's Deputy Chairman and Managing Director. There is no family relationship between Mr. Xuan with any of our other officers and directors, or person nominated or chosen by the Company to become an officer or director. Mr. Xuan has not had any transaction with us since the beginning of our last fiscal year.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLORYWIN ENTERTAINMENT GROUP INC.

Date: July 12, 2016	By:	/s/ Eng Wah Kung
Eng Wah Kung
Chief Executive Officer

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